CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Service Providers--Independent Auditors" and "Financial Statements" and to the use of our report on the SAMCO Fixed Income Portfolio dated December 3, 1998, which is incorporated by reference in this Registration Statement (Form N-1A No. 333-33365) of SAMCO Fund, Inc..




                                          ERNST & YOUNG LLP

New York, New York
June 9, 1999